Exhibit 32.2
Certification
 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
 with Respect to the Annual Report on Form 10-K
 for the Period ended December 31, 2008
 of MMC Energy, Inc.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, the undersigned Chairman and Chief Executive Officer of MMC Energy, Inc., a Delaware corporation (the “Company”), do hereby certify that:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2008, (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2009	/s/ Michael J. Hamilton
Michael J. Hamilton
Chairman and Chief Executive Office

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K or as a separate disclosure document of the Company or the certifying officer.